PREFERRED APARTMENT COMMUNITIES®

A PUBLICLY TRADED COMPANY (NYSE: APTS)

Second Quarter 2016

Supplemental Financial Data

celebrating 5 years of soaring success

Table of Contents

Company Profile	2
Financial Summary of the Second Quarter 2016	3
2016 Guidance	3
Highlights of the Second Quarter 2016 and Subsequent Events	3
Consolidated Statements of Operations	6
Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders	7
Notes to Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders	8
Consolidated Balance Sheets	9
Consolidated Statements of Cash Flows	10
Real Estate Loan Portfolio	11
Multifamily Communities	12
Capital Expenditures	12
Retail Portfolio	14
Multifamily Same Store Financial Data	15
Definitions of Non-GAAP Measures	16

Cover photo: Village at Baldwin Park, Orlando, Florida

SECOND QUARTER 2016 - SUPPLEMENTAL FINANCIAL DATA | 1

Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. (NYSE: APTS), or the Company, is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make real estate related loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the construction of multifamily communities and other properties. As a secondary strategy, we also may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 20% of our assets, subject to any temporary increase unanimously approved by our board of directors, in other real estate related investments, such as grocery-anchored shopping centers, senior mortgage loans, subordinate loans or mezzanine debt secured by interests in grocery-anchored shopping centers, membership or partnership interests in grocery-anchored shopping centers and other grocery-anchored shopping center related assets as determined by Preferred Apartment Advisors, LLC, or our Manager, as appropriate for us. At June 30, 2016, the Company was the approximate 96.4% owner of Preferred Apartment Communities Operating Partnership, L.P., or the Operating Partnership. We elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with our tax year ended December 31, 2011.

Forward-Looking Statements
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings, guidance, goals and performance are, by definition, and certain other statements in this Supplemental Financial Data Report may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, achievements or transactions to be materially different from the results, guidance, goals, performance, achievements or transactions expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, our business and investment strategy; legislative or regulatory actions; the state of the U.S. economy generally or in specific geographic areas; economic trends and economic recoveries; our ability to obtain and maintain debt or equity financing; financing and advance rates for our target assets; our leverage level; changes in the values of our assets; availability of attractive investment opportunities in our target markets; our ability to maintain our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of quality personnel; our understanding of our competition and market trends in our industry; and interest rates, real estate values, the debt securities markets and the general economy.

Except as otherwise required by the federal securities laws, we assume no liability to update the information in this Supplemental Financial Data Report.

We refer you to the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the twelve months ended December 31, 2015 that was filed with the Securities and Exchange Commission, or SEC, on March 14, 2016, which discusses various factors that could adversely affect our financial results. Such risk factors and information may have been updated or supplemented by our Form 10-Q and Form 8-K filings and other documents filed after March 14, 2016 and from time to time with the SEC.

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Financial Summary of the Second Quarter 2016

(See Definitions of Non-GAAP Measures on page 15)

	Three months ended:		Change inc (dec):
	6/30/2016	6/30/2015	Amount	Percentage

Revenues	$45,853,944	$24,088,827	$21,765,117	90.4%

Net loss attributable to common stockholders	$(9,239,588)	$(3,679,421)	$(5,560,167)	151.1%

Net loss per share of Common Stock	$(0.40)	$(0.17)	$(0.23)	135.3%

FFO	$4,330,394	$4,213,904	$116,490	2.8%

FFO per share (1)	$0.18	$0.19	$(0.01)	(5.3)%

Acquisition costs and other adjustments	3,263,173	1,813,994	$1,449,179	79.9%

NFFO	$7,593,567	$6,027,898	$1,565,669	26.0%

NFFO per share (1)	$0.31	$0.27	$0.04	14.8%

AFFO (plus preferred dividends)	16,843,353	10,743,495	$6,099,858	56.8%
Preferred dividends	(9,444,282)	(4,090,557)
AFFO	$7,399,071	$6,652,938	$746,133	11.2%

AFFO per share (1)	$0.31	$0.30	$0.01	3.3%

Dividends per share of Common Stock	$0.2025	$0.18	$0.0225	12.5%

Cash flow from operations	$19,469,645	$10,562,240	$8,907,405	84.3%

Total assets	$1,757,008,533	$909,057,804	$847,950,729	93.3%
Weighted average shares of Common Stock
and Units outstanding	24,212,009	22,496,023

(1)“Per share” refers to per weighted average share of Common Stock and Class A Unit in our Operating Partnership outstanding for the periods indicated. See Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders and Definitions of Non-GAAP Measures on pages 6 and 15.

2016 Guidance:
Net income (loss) per share - We are actively adding properties and real estate loans to our real estate portfolio and the specific timing of the closing of acquisitions is difficult to predict. Such activity by nature can cause material variation in our reported acquisition costs, depreciation and amortization expense, and interest revenue. Since net income (loss) per share is calculated net of acquisition costs and depreciation and amortization expense, our net income (loss) results can fluctuate widely. For this reason, we are unable to reasonably forecast this measure.
NFFO - We currently project NFFO to be in the range of $1.25 - $1.29 per share(1) for the full year 2016.
Revenue - We currently project total revenues to be in the range of $180 million - $205 million for the full year 2016.

Highlights of the Second Quarter 2016 and Subsequent Events

•
Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, or NFFO, was $7,593,567, or $0.31 per share for the second quarter 2016, an increase of 14.8% on a per share basis from our NFFO result of $6,027,898, or $0.27 per share for the second quarter 2015. NFFO was $14,606,141, or $0.61 per share for the six months ended June 30, 2016, an increase of 22.0% on a per share basis from our NFFO result of $11,230,001, or $0.50 per share for the 2015 period.

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•
Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders, or AFFO, was $7,399,071, or $0.31 per share for the second quarter 2016, an increase of 3.3% on a per share basis from our AFFO result of $6,652,938, or $0.30 per share for the second quarter 2015. AFFO was $16,334,938 , or $0.68 per share for the six months ended June 30, 2016, an increase of 30.8% on a per share basis from our AFFO result of $11,593,284, or $0.52 per share for the 2015 period. AFFO is calculated after deductions for all preferred dividends.

•
Net loss attributable to common stockholders was $9,239,588, or $0.40 per share of Common Stock for the second quarter 2016, versus $3,679,421, or $0.17 per share of Common Stock for the second quarter 2015, and a net loss of $20,423,703, or $0.88 per share of Common Stock for the six months ended June 30, 2016, versus a net loss of $7,614,411, or $0.35 per share of Common Stock for the six months ended June 30, 2015. These results are reflective of non-cash depreciation and amortization expense of $17,969,975 and $7,927,849 for the respective second quarter periods and $33,316,701 and $15,873,277 for the respective six month periods.

•	As of June 30, 2016, our total assets were approximately $1.8 billion, an increase of approximately $0.85 billion, or 93.3% compared to our total assets of approximately $0.9 billion at June 30, 2015.

•	Total revenues for the second quarter 2016 were approximately $45.9 million, an increase of approximately $21.8 million, or 90.4%, compared to approximately $24.1 million for the second quarter 2015.

•
Cash flow from operations for the second quarter 2016 was approximately $19.5 million, an increase of approximately $8.9 million, or 84.3%, compared to approximately $10.6 million for the second quarter 2015.

•
Our Common Stock dividend of $0.2025 per share for the second quarter 2016 represents a growth rate of 12.5% from our second quarter 2015 dividend of $0.18 per share and a growth rate of approximately 10.9% on an annualized basis since June 30, 2011, the first quarter end following our initial public offering in April 2011.

•	At June 30, 2016, our leverage, as measured by the ratio of our debt to the undepreciated book value of our total assets, was approximately 56.9%.

•	For the second quarter 2016, our average occupancy was 94.7%. As of June 30, 2016, our retail portfolio was 94.4% leased.

•
For the second quarter 2016, our NFFO payout ratio to our Common Stockholders and Unitholders was approximately 65.2% and our AFFO payout ratio to Common Stockholders and Unitholders was approximately 66.9%. (2)

•
For the second quarter 2016, our NFFO payout ratio (before the deduction of preferred dividends) to our Series A Preferred Stockholders was approximately 55.4% and our AFFO payout ratio (before the deduction of preferred dividends) to our Series A Preferred Stockholders was approximately 56.1%. (2)

•
On May 19, 2016, we sold Trail Creek Apartments, a 300-unit multifamily community in Hampton, Virginia, and collected net proceeds from the sale of approximately $10.5 million and realized a gain on the sale of approximately $4.3 million.

•
On April 19, 2016, we closed on a real estate investment loan of up to approximately $9.4 million in support of a proposed second phase of a 140-unit, 556-bed student housing project adjacent to the campus of Texas Tech University in Lubbock, Texas. The loan pays current monthly interest of 8.5% per annum and accrues deferred interest of 5.0% per annum. We also received a purchase option to acquire the property upon stabilization.

•
During the second quarter 2016, we acquired a 219-unit, 679-bed student housing community located in Tallahassee, Florida and a 487-unit multifamily community located in Orlando, Florida, We also acquired seven grocery-anchored shopping centers located in South Carolina, Georgia, Alabama and Tennessee, comprising approximately 607,000 aggregate square feet of gross leasable area.

•
With the closing of the acquisitions and sale referenced above, as of June 30, 2016 we owned 22 multifamily communities consisting of an aggregate of 7,487 units, one 219-unit student housing community and 22 grocery-anchored shopping centers comprising an aggregate of approximately 1,960,000 square feet of gross leasable area. Upon completion of all the projects partially financed by our real estate loan portfolio and if we were to acquire all the underlying properties, we would own 20

SECOND QUARTER 2016 - SUPPLEMENTAL FINANCIAL DATA | 4

additional multifamily communities, comprising an aggregate of 4,839 units, including eight student housing communities comprising an aggregate of 5,374 beds, and one retail shopping center comprising approximately 212,800 square feet of gross leasable area. We evaluate each project individually and we can make no assurance that we will acquire any of the underlying properties.

•
On July 1, 2016, we converted approximately $12.5 million of the principal amount due on our City Vista real estate loan investment into a 96% equity ownership interest in a joint venture that owns the underlying 272-unit apartment community in Pittsburgh, Pennsylvania.

•	On July 15, 2016, we acquired a grocery-anchored shopping center comprising 301,711 square feet of gross leasable area located in the Atlanta, Georgia market.

•
On July 14, 2016, our earnest money deposit of $20.0 million on the purchase of eight grocery-anchored shopping centers comprising an aggregate of approximately 1.1 million square feet of gross leasable area became nonrefundable. The aggregate purchase price of the centers is approximately $209.1 million. We expect to close seven of the eight shopping centers in August 2016. The remaining shopping center is expected to close in late third quarter or fourth quarter 2016, if the seller does not exercise its right to exclude this property from the transaction.

(1) “Per share” refers to per weighted average share of Common Stock and Class A Unit in our Operating Partnership outstanding for the periods indicated. See Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders and Definitions of Non-GAAP Measures on pages 6 and 15.

(2) We calculate the NFFO and AFFO payout ratios to Common Stockholders and Unitholders as the ratio of Common Stock dividends and distributions to Unitholders to NFFO or AFFO, respectively. We calculate the NFFO and AFFO payout ratios to Series A Preferred Stockholders as the ratio of Preferred Stock dividends to the sum of Preferred Stock dividends and NFFO or AFFO, respectively. See Definitions of Non-GAAP Measures on page 15.

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Preferred Apartment Communities, Inc.
Consolidated Statements of Operations
(Unaudited)
	Three months ended June 30,
	2016	2015
Revenues:
Rental revenues	$30,966,738	$14,720,482
Other property revenues	4,308,360	2,157,800
Interest income on loans and notes receivable	6,847,724	5,582,871
Interest income from related parties	3,731,122	1,627,674
Total revenues	45,853,944	24,088,827

Operating expenses:
Property operating and maintenance	4,356,923	2,545,578
Property salary and benefits reimbursement to related party	2,516,605	1,308,832
Property management fees	1,356,409	655,139
Real estate taxes	5,494,608	2,327,472
General and administrative	1,191,520	463,298
Equity compensation to directors and executives	618,867	577,543
Depreciation and amortization	17,969,975	7,927,849
Acquisition and pursuit costs	2,490,566	669,342
Acquisition fees to related parties	274,176	1,098,471
Asset management fees to related party	2,958,991	1,570,956
Insurance, professional fees, and other expenses	1,571,514	644,202

Total operating expenses	40,800,154	19,788,682
Contingent asset management and general and administrative expense fees	(451,684)	(809,159)

Net operating expenses	40,348,470	18,979,523
Operating income	5,505,474	5,109,304
Interest expense	9,559,501	4,688,468

(Loss) income before gain on sale of real estate	(4,054,027)	420,836
Gain on sale of real estate, net of disposition expenses	4,271,506	—
Net income	217,479	420,836
Consolidated net income attributable to non-controlling interests	(7,961)	(4,276)

Net income attributable to the Company	209,518	416,560

Dividends declared to Series A preferred stockholders	(9,444,282)	(4,090,557)
Earnings attributable to unvested restricted stock	(4,824)	(5,424)

Net loss attributable to common stockholders	$(9,239,588)	$(3,679,421)

Net loss per share of Common Stock available to common stockholders,
basic and diluted	$(0.40)	$(0.17)

Dividends per share declared on Common Stock	$0.2025	$0.18

Weighted average number of shares of Common Stock outstanding,
basic and diluted	23,325,663	22,215,663

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Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders,
Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and
Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders
to Net Loss Attributable to Common Stockholders (A)

		Three months ended:
		06/30/2016	06/30/2015

Net loss attributable to common stockholders (See note 1)		$(9,239,588)	$(3,679,421)

Add:	Loss attributable to non-controlling interests (See note 2)	7,961	4,276
	Depreciation of real estate assets	12,639,224	6,132,444
	Amortization of acquired real estate intangible assets and deferred leasing costs	5,194,303	1,756,605
Less:	Gain on sale of real estate	(4,271,506)	—

Funds from operations attributable to common stockholders and Unitholders		4,330,394	4,213,904

Add:	Acquisition and pursuit costs	2,764,742	1,767,813
	Loan cost amortization on acquisition term note (See note 3)	32,974	46,181
	Amortization of loan coordination fees paid to the Manager (See note 4)	155,683	—
	Costs incurred from extension of management agreement with the Manager (See note 5)	309,774	—

Normalized funds from operations attributable to common stockholders and Unitholders		$7,593,567	$6,027,898

	Non-cash equity compensation to directors and executives	618,867	577,543
	Amortization of loan closing costs (See note 6)	513,455	307,114
	Depreciation/amortization of non-real estate assets	136,448	38,800
	Net loan fees received (See note 7)	422,857	349,643
	Deferred interest income received (See note 8)	2,667,051	1,926,880
Less:	Non-cash loan interest income (See note 7)	(3,268,168)	(2,046,750)
	Cash paid for loan closing costs	(9,042)	—
	Amortization of acquired real estate intangible liabilities (See note 9)	(577,437)	(184,541)
	Normally recurring capital expenditures and leasing costs (See note 10)	(698,527)	(343,649)

Adjusted funds from operations attributable to common stockholders and Unitholders		$7,399,071	$6,652,938

Common Stock dividends and distributions to Unitholders declared:
	Common Stock dividends	$4,772,587	$4,012,322
	Distributions to Unitholders (See note 2)	179,449	50,465
	Total	$4,952,036	$4,062,787

Common Stock dividends and Unitholder distributions per share		$0.2025	$0.18

FFO per weighted average basic share of Common Stock and Unit outstanding		$0.18	$0.19
NFFO per weighted average basic share of Common Stock and Unit outstanding		$0.31	$0.27
AFFO per weighted average basic share of Common Stock and Unit outstanding		$0.31	$0.30
Weighted average shares of Common Stock and Units outstanding: (A)
	Basic:
	Common Stock	23,325,663	22,215,663
	Class A Units	886,346	280,360
	Common Stock and Class A Units	24,212,009	22,496,023

	Diluted Common Stock and Class A Units (B)	25,461,338	22,961,379

Actual shares of Common Stock outstanding, including 30,990 and 30,133 unvested shares
of restricted Common Stock at June 30, 2016 and 2015, respectively		23,723,168	22,307,057
Actual Class A Units outstanding		886,168	280,360
	Total	24,609,336	22,587,417

(A) Units and Unitholders refer to Class A Units in our Operating Partnership, or Class A Units, and holders of Class A Units, respectively. Unitholders include recipients of awards of Class B Units in our Operating Partnership, or Class B Units, for annual service which became vested and earned and automatically converted to Class A Units. Unitholders also include the entity that contributed the Wade Green grocery-anchored shopping center. The Class A Units collectively represent an approximate 3.66% weighted average non-controlling interest in the Operating Partnership for the three-month period ended June 30, 2016.

(B) Since our NFFO and AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units, warrants included in units of Series A Preferred Stock issued, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders.

See Notes to Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders on page 8.

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Notes to Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders

1)
Rental and other property revenues and expenses for the three-month period ended June 30, 2016 include activity for the multifamily community, student housing project, and seven grocery-anchored shopping centers acquired during the second quarter 2016 only from their respective dates of acquisition. In addition, the 2016 period includes a full quarter of activity for the seven multifamily communities and five grocery-anchored shopping centers acquired during the third and fourth quarters of 2015 and the first quarter 2016. Rental and other property revenues and expenses for the three-month period ended June 30, 2015 include activity for the Aster at Lely and Venue at Lakewood Ranch multifamily communities only from their respective dates of acquisition during the second quarter 2015.

2)
Non-controlling interests in our Operating Partnership consisted of a total of 886,168 Class A Units as of June 30, 2016. Included in this total are 419,228 Class A Units which were granted as partial consideration to the seller in conjunction with the seller's contribution to us on February 29, 2016 of the Wade Green grocery-anchored shopping center. The remaining Class A units were awarded primarily to our key executive officers. The Class A Units are apportioned a percentage of our financial results as non-controlling interests. The weighted average ownership percentage of these holders of Class A Units was calculated to be 3.66% and 1.25% for the three-month periods ended June 30, 2016 and 2015, respectively.

3)
We incurred loan closing costs for the acquisition of the Village at Baldwin Park multifamily community during the first quarter 2016 on our $35 million acquisition term loan facility with Key Bank National Association, or 2016 Term Loan. These costs were deferred and are being amortized over the life of the 2016 Term Loan. We also incurred loan closing costs for the acquisition of the Avenues at Northpointe and Avenues at Cypress multifamily communities in 2015 on our $32 million acquisition term loan facility with Key Bank National Association, or 2015 Term Loan. These costs were deferred and were amortized over the life of the 2015 Term Loan until it was repaid in full on May 12, 2015. Since the amortization expense of these deferred costs is similar in character to acquisition costs, they are therefore an additive adjustment in the calculation of NFFO.

4)
We pay loan coordination fees to Preferred Apartment Advisors, LLC, our Manager, related to obtaining mortgage financing for acquired properties. These loan coordination fees are amortized over the lives of the respective mortgage loans, and this non-cash amortization expense is an addition to FFO in the calculation of NFFO.

5)
We incurred legal costs pertaining to the extension of our management agreement with our Manager. The three-year extension was effective as of June 3, 2016. Such costs are an additive adjustment to FFO in our calculation of NFFO.

6)
We incur loan closing costs on our existing mortgage loans, which are secured on a property-by-property basis by each of our acquired multifamily communities and retail assets, and also for occasional amendments to our $70 million revolving line of credit with Key Bank National Association, or our Revolving Line of Credit. These loan closing costs are also amortized over the lives of the respective loans and the Revolving Line of Credit, and this non-cash amortization expense is an addition to NFFO in the calculation of AFFO. Neither we nor the Operating Partnership have any recourse liability in connection with any of the mortgage loans, nor do we have any cross-collateralization arrangements with respect to the assets securing the mortgage loans, other than security interests in 49% of the equity interests of the subsidiaries owning such assets, granted in connection with our Revolving Line of Credit, which provides for full recourse liability. At June 30, 2016, aggregate unamortized loan costs were approximately $14.1 million, which will be amortized over a weighted average remaining loan life of approximately 5.5 years.

7)
We receive loan fees in conjunction with the origination of certain real estate loans. These fees are then recognized as revenue over the lives of the applicable loans as adjustments of yield using the effective interest method. The total fees received in excess of amortization income, after the payment of acquisition fees to our Manager are additive adjustments in the calculation of AFFO. Correspondingly, the non-cash income recognized under the effective interest method is a deduction in the calculation of AFFO. We also accrue over the lives of certain loans additional interest amounts that become due to us at the time of repayment of the loan or refinancing of the property, or when the property is sold to a third party. This non-cash income is deducted from NFFO in the calculation of AFFO.

8)
The Company records deferred interest revenue on certain of its real estate loans. These adjustments reflect the receipt during the periods presented of interest income which was earned and accrued prior to those periods presented on various real estate loans.

9)
This adjustment reflects straight-line rent adjustments and the reversal of the non-cash amortization of below-market and above-market lease intangibles, which were recognized in conjunction with the Company’s acquisitions and which are amortized over the estimated average remaining lease terms from the acquisition date for multifamily communities and over the remaining lease terms for retail assets. At June 30, 2016, the balance of unamortized below-market lease intangibles was approximately $9.7 million, which will be recognized over a weighted average remaining lease period of approximately 8.1 years.

10)
We deduct from NFFO normally recurring capital expenditures that are necessary to maintain our assets’ revenue streams in the calculation of AFFO. No adjustment is made in the calculation of AFFO for nonrecurring capital expenditures, which totaled $1,525,336 and $549,489 for the three-month periods ended June 30, 2016 and 2015, respectively. This adjustment also deducts from NFFO capitalized amounts for third party costs during the period to originate or renew leases in our grocery-anchored shopping centers.

See Definitions of Non-GAAP Measures beginning on page 16.

SECOND QUARTER 2016 - SUPPLEMENTAL FINANCIAL DATA | 8

Preferred Apartment Communities, Inc.
Consolidated Balance Sheets
(Unaudited)

	June 30, 2016	December 31, 2015

Assets
Real estate
Land	$206,706,147	$141,729,264
Building and improvements	1,079,949,148	733,417,442
Tenant improvements	7,443,986	5,781,199
Furniture, fixtures, and equipment	112,147,819	86,092,408
Construction in progress	1,696,177	609,400
Gross real estate	1,407,943,277	967,629,713
Less: accumulated depreciation	(71,760,464)	(48,155,874)
Net real estate	1,336,182,813	919,473,839
Property held for sale	—	33,817,081
Real estate loans, net of deferred fee income	181,287,965	180,688,293
Real estate loans to related party, net	97,769,345	57,313,465
Total real estate and real estate loans, net	1,615,240,123	1,191,292,678

Cash and cash equivalents	5,717,111	2,439,605
Restricted cash	23,146,020	12,539,440
Notes receivable	16,929,381	18,489,247
Note receivable and revolving line of credit due from related party	24,010,987	19,454,486
Accrued interest receivable on real estate loans	13,751,480	14,294,648
Acquired intangible assets, net of amortization	27,532,024	19,381,473
Deferred loan costs, net of amortization	419,668	488,770
Deferred offering costs	4,699,537	5,834,304
Tenant receivables and other assets	25,562,202	11,314,382

Total assets	$1,757,008,533	$1,295,529,033

Liabilities and equity
Liabilities
Mortgage notes payable, principal amount	$957,087,042	$668,836,291
Less: deferred loan costs, net of amortization	(13,588,680)	(8,099,517)
Mortgage notes payable, net of deferred loan costs	943,498,362	660,736,774
Mortgage note held for sale	—	28,109,000
Revolving line of credit	28,500,000	34,500,000
Term note payable	41,000,000	—
Less: deferred loan costs, net of amortization	(55,456)	—
Term note payable, net of deferred loan costs	40,944,544	—
Real estate loan participation obligation	13,997,758	13,544,160
Accounts payable and accrued expenses	18,548,928	12,644,818
Accrued interest payable	2,633,222	1,803,389
Dividends and partnership distributions payable	8,272,974	6,647,507
Acquired below market lease intangibles, net of amortization	9,734,618	9,253,450
Security deposits and other liabilities	3,956,465	2,836,145
Total liabilities	1,070,086,871	770,075,243

Commitments and contingencies

Equity
Stockholder's equity
Series A Redeemable Preferred Stock, $0.01 par value per share; 1,050,000 shares authorized; 688,788 and 486,182 shares issued; 683,545 and 482,964
shares outstanding at June 30, 2016 and December 31, 2015, respectively	6,835	4,830
Common Stock, $0.01 par value per share; 400,066,666 shares authorized;
23,692,178 and 22,761,551 shares issued and outstanding at
June 30, 2016 and December 31, 2015, respectively	236,922	227,616
Additional paid-in capital	702,363,652	536,450,877
Accumulated deficit	(16,789,931)	(13,698,520)
Total stockholders' equity	685,817,478	522,984,803
Non-controlling interest	1,104,184	2,468,987
Total equity	686,921,662	525,453,790

Total liabilities and equity	$1,757,008,533	$1,295,529,033

SECOND QUARTER 2016 - SUPPLEMENTAL FINANCIAL DATA | 9

Preferred Apartment Communities, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended June 30,
	2016	2015
Operating activities:
Net loss	$(3,172,011)	$(344,093)
Reconciliation of net (loss) income to net cash provided by operating activities:
Depreciation expense	23,973,536	11,507,799
Amortization expense	9,343,165	4,365,478
Amortization of above and below market leases	(593,455)	(341,328)
Deferred fee income amortization	(492,490)	(367,406)
Deferred loan cost amortization	1,393,318	700,833
Decrease (increase) in accrued interest income on real estate loans	543,167	(896,557)
Equity compensation to executives, directors and consultants	1,256,296	1,167,851
Gain on sale of real estate	(4,271,506)	—
Other	(1,067)	(9,872)
Changes in operating assets and liabilities:
(Increase) decrease in tenant receivables and other assets	433,419	9,405
(Decrease) increase in accounts payable and accrued expenses	3,374,618	2,136,764
Increase in accrued interest payable	883,490	50,145
Increase in prepaid rents	(44,077)	275,169
Increase in security deposits and other liabilities	233,357	44,055
Net cash provided by operating activities	32,859,760	18,298,243

Investing activities:
Investment in real estate loans	(75,603,964)	(46,515,765)
Repayments of real estate loans	27,695,229	18,772,024
Notes receivable issued	(8,051,980)	(3,044,871)
Notes receivable repaid	9,615,213	9,897,319
Note receivable issued to and draws on line of credit by related party	(18,653,990)	(8,413,133)
Repayments of line of credit by related party	13,842,681	5,198,392
Acquisition fees received on real estate loans	2,249,137	1,138,713
Acquisition fees paid on real estate loans	(1,124,226)	(569,356)
Acquisition fees paid to real estate loan participants	—	(24,665)
Acquisition of properties	(404,186,508)	(199,211,216)
Disposition of properties, net	10,606,386	—
Additions to real estate assets - improvements	(4,000,551)	(1,656,383)
Proceeds from sale of fixed assets	10,000	—
Deposits paid on acquisitions	(11,194,950)	(1,288,375)
Decrease in restricted cash	(4,291,485)	(1,855,932)
Net cash used in investing activities	(463,089,008)	(227,573,248)

Financing activities:
Proceeds from mortgage notes payable	249,840,000	137,688,000
Payment for mortgage debt	(4,692,524)	(1,433,487)
Payments for deposits and other mortgage loan costs	(9,616,676)	(1,987,114)
Proceeds from real estate loan participants	135,398	3,712,031
Proceeds from lines of credit	195,500,000	71,900,000
Payments on lines of credit	(201,500,000)	(96,400,000)
Proceeds from term loan	46,000,000	32,000,000
Repayment of the term loan	(5,000,000)	(32,000,000)
Proceeds from sales of Units, net of offering costs and redemptions	180,446,649	108,573,262
Proceeds from sales of Common Stock	—	5,381,848
Proceeds from exercises of warrants	9,380,346	796,751
Common stock dividends paid	(8,750,488)	(7,548,190)
Preferred stock dividends paid	(16,284,348)	(6,684,424)
Distributions to non-controlling interests	(170,630)	(74,440)
Payments for deferred offering costs	(1,780,973)	(893,960)
Net cash provided by financing activities	433,506,754	213,030,277

Net decrease in cash and cash equivalents	3,277,506	3,755,272
Cash and cash equivalents, beginning of period	2,439,605	3,113,270
Cash and cash equivalents, end of period	$5,717,111	$6,868,542

SECOND QUARTER 2016 - SUPPLEMENTAL FINANCIAL DATA | 10

Real Estate Loans

			Total units upon	Loan balance at June 30,	Total loan	Purchase option window		Purchase option price
Project/Property	(1)	Location	completion	2016 (2)	commitments	Begin	End

City Vista	(1)	Pittsburgh, PA	272	$16,107,735	$16,107,735	2/1/2017	5/31/2017	$43,560,271
Haven West	(3)	Atlanta, GA	160	6,784,167	6,940,795	8/1/2016	1/31/2017	$26,138,466
Haven 12	(4)	Starkville, MS	152	5,815,849	6,116,384	9/1/2016	11/30/2016	(5)
Founders' Village	(6)	Williamsburg, VA	247	9,866,000	10,346,000	2/1/2017	5/31/2017	$44,266,000
Encore		Atlanta, GA	340	10,958,200	10,958,200	1/8/2018	5/8/2018	(5)
Encore Capital		Atlanta, GA	—	6,383,817	9,758,200	N/A	N/A	N/A
Palisades	(6)	Northern VA	304	16,070,000	17,270,000	3/1/2017	7/31/2017	(5)
Fusion		Irvine, CA	280	47,360,071	59,052,583	1/1/2018	4/1/2018	(5)
Green Park	(6)	Atlanta, GA	310	12,897,784	13,464,372	11/1/2017	2/28/2018	(5)
Stadium Village	(6,7)	Atlanta, GA	198	13,329,868	13,424,995	9/1/2016	11/30/2016	(5)
Summit Crossing III		Atlanta, GA	172	7,246,400	7,246,400	8/1/2017	11/30/2017	(5)
Overture		Tampa, FL	180	5,864,252	6,920,000	1/1/2018	5/1/2018	(5)
Aldridge at Town Village		Atlanta, GA	300	10,204,627	10,975,000	11/1/2017	2/28/2018	(5)
18 Nineteen	(8)	Lubbock, TX	217	15,152,992	15,598,352	10/1/2017	12/31/2017	(5)
Haven South	(9)	Waco, TX	250	14,847,703	15,455,668	10/1/2017	12/31/2017	(5)
Haven46	(10)	Tampa, FL	158	4,496,251	9,819,662	11/1/2018	1/31/2019	(5)
Bishop Street	(11)	Atlanta, GA	232	10,062,472	12,693,457	10/1/2018	12/31/2018	(5)
Dawson Marketplace	(12)	Atlanta, GA	—	12,079,361	12,857,005	12/16/2017	12/15/2018	(13)
Hidden River		Tampa, FL	300	2,156,448	4,734,960	9/1/2018	12/31/2018	(5)
Hidden River Capital		Tampa, FL	—	4,430,206	5,380,000	N/A	N/A	N/A
CityPark II		Charlotte, NC	200	1,095,924	3,364,800	5/1/2018	8/31/2018	(5)
CityPark II Capital		Charlotte, NC	—	3,184,746	3,916,000	N/A	N/A	N/A
Crescent Avenue	(14)	Atlanta, GA	—	6,000,000	6,000,000	N/A	N/A	N/A
Haven Northgate	(15)	College Station, TX	427	35,441,421	64,678,549	10/1/2018	12/31/2018	(5)
Lubbock II	(16)	Lubbock, TX	140	2,787,616	9,357,171	11/1/2018	1/31/2019	(5)
			4,839	280,623,910	$352,436,288
Unamortized loan origination fees				(1,566,600)
Carrying amount				$279,057,310

(1)
All loans pertain to developments of multifamily communities, except as otherwise indicated. On July 1, 2016, we converted approximately $12.5 million of the principal amount due on the City Vista loan into a 96% equity ownership interest in a joint venture that owns the underlying multifamily community

(2)	Loan balances presented are principal amounts due.
(3)
Real estate loan in support of a completed 160-unit, 568-bed student housing community adjacent to the campus of the University of West Georgia. On August 1, 2016, we terminated the purchase option on the community.

(4)	Real estate loan in support of a completed 152-unit, 536-bed student housing community adjacent to the campus of Mississippi State University.
(5)	The purchase price is to be calculated based upon market cap rates at the time of exercise of the purchase option, with discounts ranging from between 20 and 60 basis points, depending on the loan.
(6)	Loan balance includes 25% loan participation by an unrelated third party syndicate of lenders.
(7)	Real estate loan in support of a completed 198-unit, 792-bed student housing community adjacent to the campus of Kennesaw State University in Atlanta, Georgia.
(8)	Real estate loan of up to approximately $15.6 million in support of a planned 217-unit, 732-bed student housing community adjacent to the campus of Texas Tech University.
(9)	Real estate loan in support of a planned 250-unit, 840-bed student housing community adjacent to the campus of Baylor University.
(10)	On March 29, 2016, our bridge loan was converted to a real estate loan in support of a planned 158-unit, 542-bed student housing community adjacent to the campus of the University of South Florida.
(11)	On February 18, 2016, our bridge loan was converted to a real estate loan in support of a planned multifamily community in Atlanta, Georgia.
(12)	Real estate loan in support of a planned approximate 200,000 square foot retail center in the Atlanta, Georgia market.
(13)	Includes 10 purchase options to acquire a tract and 14 outlots with a purchase price at a 20 basis point discount to market.
(14)	Bridge loan in support of a proposed multi-use property in Atlanta, Georgia.
(15)	Senior loan in support of a planned 427-unit, 808-bed student housing community adjacent to the campus of Texas A&M University.
(16)	Real estate loan of up to approximately $9.4 million in support of a planned 140-unit, 556-bed second phase student housing community adjacent to the campus of Texas Tech University.

SECOND QUARTER 2016 - SUPPLEMENTAL FINANCIAL DATA | 11

Multifamily Communities

				Three months ended June 30, 2016
Property	Location	Number of units	Average unit size (sq. ft.)	Average occupancy	Average rent per unit

Ashford Park	Atlanta, GA	408	1,008	96.9%	$1,173
Lake Cameron	Raleigh, NC	328	940	96.8%	$908
McNeil Ranch	Austin, TX	192	1,071	95.1%	$1,234
Stone Rise	Philadelphia, PA	216	1,079	94.9%	$1,447
Enclave at Vista Ridge	Dallas, TX	300	1,079	95.9%	$1,137
Stoneridge Farms	Nashville, TN	364	1,153	95.7%	$1,011
Vineyards	Houston, TX	369	1,122	94.0%	$1,143
Avenues at Cypress	Houston, TX	240	1,166	92.3%	$1,374
Avenues at Northpointe	Houston, TX	280	1,154	92.5%	$1,378

Total/Avg PAC Same Store		2,697		94.9%

Summit Crossing	Atlanta, GA	485	1,053	—%	$1,188
Sandstone Creek	Kansas City, KS	364	1,135	—%	$1,004
Aster at Lely Resort	Naples, FL	308	979	94.5%	$1,336
CityPark View	Charlotte, NC	284	948	93.3%	$1,052
Venue at Lakewood Ranch	Sarasota, FL	237	1,001	94.7%	$1,581
Avenues at Creekside	San Antonio, TX	395	974	92.6%	$1,151
Citi Lakes	Orlando, FL	346	984	—%	$1,348
Lenox Portfolio	Nashville, TN	474	886	96.2%	$1,132
Stone Creek	Houston, TX	246	852	—%	$1,004
Overton Rise	Atlanta, GA	294	1,018	94.8%	$1,461
Baldwin Park	Orlando, FL	528	1,069	—%	$1,437
Crosstown Walk	Tampa, FL	342	980	94.1%	$1,213
Avalon Park	Orlando, FL	487	1,394	—%	$—

Total/Avg PAC Non-Same Store		4,790

North by Northwest	Tallahassee, FL	219	1,137	N/A	$—

Total All PAC units		7,706		94.7%

For the three-month period ended June 30, 2016, our average occupancy was 94.7%. We define average occupancy as market rent reduced by vacancy losses, expressed as a percentage. All of our multifamily properties are included in this calculation except for properties which are not yet stabilized, which we define as properties having first achieved 93% physical occupancy (Citi Lakes was not yet stabilized at the beginning of the Second quarter), properties which are owned for less than the entire reporting period (Avalon Park), and properties which are undergoing significant capital projects or are adding additional phases (Summit Crossing, Stone Creek, Sandstone Creek and Baldwin Park).

Capital Expenditures

We regularly incur capital expenditures related to our owned properties. Capital expenditures may be nonrecurring and discretionary, as part of a strategic plan intended to increase a property’s value and corresponding revenue-generating ability, or may be normally recurring and necessary to maintain the income streams and present value of a property. Certain capital expenditures may be budgeted and reserved for upon acquiring a property as initial expenditures necessary to bring a property up to our standards or to add features or amenities that we believe make the property a compelling value to prospective residents or retail tenants in

SECOND QUARTER 2016 - SUPPLEMENTAL FINANCIAL DATA | 12

its individual market. These budgeted nonrecurring capital expenditures in connection with an acquisition are funded from the capital source(s) for the acquisition and are not dependent upon subsequent property operating cash flows for funding.

For the three-month period ended June 30, 2016, our capital expenditures were as follows:

	Nonrecurring capital expenditures			Recurring capital expenditures
	Budgeted at acquisition	Other	Total		Total

Multifamily communities:
Summit Crossing	$—	$68,647	$68,647	$26,068	$94,715
Trail Creek	—	13,798	13,798	20,799	34,597
Stone Rise	—	9,866	9,866	33,236	43,102
Ashford Park	—	150,857	150,857	61,022	211,879
McNeil Ranch	—	5,326	5,326	18,596	23,922
Lake Cameron	—	913	913	33,559	34,472
Stoneridge	—	27,720	27,720	46,459	74,179
Vineyards	—	44,383	44,383	40,452	84,835
Enclave	—	13,251	13,251	34,558	47,809
Sandstone	—	44,793	44,793	55,449	100,242
Cypress	—	7,500	7,500	9,518	17,018
Northpointe	—	37,666	37,666	15,794	53,460
Lakewood Ranch	—	2,101	2,101	4,093	6,194
Aster at Lely	—	11,642	11,642	12,079	23,721
CityPark View	—	—	—	2,020	2,020
Mansions at Creekside	77,916	7,373	85,289	37,188	122,477
Citilakes	82,117	14,922	97,039	5,155	102,194
Stone Creek	67,353	3,675	71,028	10,247	81,275
Lenox Portfolio	7,046	—	7,046	27,169	34,215
Village at Baldwin Park	422,296	3,649	425,945	72,745	498,690
Crosstown Walk	—	—	—	15,049	15,049
Overton Rise	45,540	—	45,540	10,479	56,019
Avalon Park	10,500	—	10,500	10,956	21,456

	712,768	468,082	1,180,850	602,690	1,783,540
Retail:
Woodstock Crossing	—	200	200	—	200
Parkway Town Centre	—	—	—	9,781	9,781
Barclay Crossing	—	—	—	5,156	5,156
Deltona Landings	—	—	—	1,921	1,921
Kingwood Glen	—	36,288	36,288	8,820	45,108
Parkway Centre	—	—	—	513	513
Powder Springs	—	—	—	39,271	39,271
Sweetgrass Corner	—	—	—	1,256	1,256
Independence Square	302,365	—	302,365	120	302,485
Royal Lakes Marketplace	—	—	—	3,774	3,774
Summit Point	—	5,633	5,633	—	5,633
Wade Green Village	—	—	—	6,864	6,864
East Gate Shopping Center	—	—	—	2,336	2,336
Fairview Market	—	—	—	2,800	2,800
Fury's Ferry	—	—	—	13,225	13,225

	302,365	42,121	344,486	95,837	440,323

Total	$1,015,133	$510,203	$1,525,336	$698,527	$2,223,863

SECOND QUARTER 2016 - SUPPLEMENTAL FINANCIAL DATA | 13

Retail Portfolio

Our retail portfolio consists of the following properties:

Property name	Location	Year built	GLA (1)	Percent leased	Anchor tenant

Woodstock Crossing	Atlanta, GA	1994	66,122	92.6%	Kroger
Powder Springs	Atlanta, GA	1999	77,853	92.8%	Publix
Royal Lakes Marketplace	Atlanta, GA	2008	119,493	84.4%	Kroger
Summit Point	Atlanta, GA	2004	111,970	80.4%	Publix
Wade Green Village	Atlanta, GA	1993	74,978	89.7%	Publix
East Gate Shopping Center	Augusta, GA	1995	75,716	89.5%	Publix
Fury's Ferry	Augusta, GA	1996	70,458	91.0%	Publix
Parkway Centre	Columbus, GA	1999	53,088	97.4%	Publix
Spring Hill Plaza	Nashville, TN	2005	61,570	100.0%	Publix
Parkway Town Centre	Nashville, TN	2005	65,587	95.4%	Publix
Salem Cove	Nashville, TN	2010	62,356	96.1%	Publix
The Market at Victory Village	Nashville, TN	2007	71,300	98.5%	Publix
The Overlook at Hamilton Place	Chattanooga, TN	1992	213,095	98.6%	The Fresh Market
Sweetgrass Corner	Charleston, SC	1999	89,124	96.2%	Bi-Lo
Anderson Central	Greenville Spartanburg, SC	1999	223,211	97.1%	Walmart
Fairview Market	Greenville Spartanburg, SC	1998	53,888	100.0%	Publix
Rosewood Shopping Center	Columbia, SC	2002	36,887	90.2%	Publix
Barclay Crossing	Tampa, FL	1998	54,958	100.0%	Publix
Deltona Landings	Orlando, FL	1999	59,966	95.5%	Publix
Kingwood Glen	Houston, TX	1998	103,397	100.0%	Kroger
Independence Square	Dallas, TX	1977	140,218	92.9%	Tom Thumb
Southgate Village	Birmingham, AL	1988	75,092	100.0%	Publix

			1,960,327	94.4%

(1) Gross leasable area, or GLA, represents the total amount of property square footage that can be leased to tenants.

As of June 30, 2016, our retail portfolio was 94.4% leased. We define percent leased as the percentage of gross leasable area that is leased, including lease agreements that have been fully executed which have not yet commenced.

Details regarding lease expirations (assuming no exercise of tenant renewal options) within our retail assets as of June 30, 2016 were:

	Total retail portfolio
	Number of leases	Leased GLA	Percent of leased GLA

Month to month	5	7,269	0.4%
2016	24	43,687	2.4%
2017	62	119,833	6.5%
2018	55	175,187	9.5%
2019	41	464,943	25.1%
2020	41	259,312	14.0%
2021	35	123,169	6.7%
2022	5	36,701	2.0%
2023	4	13,300	0.7%
2024	11	224,945	12.2%
2025	6	139,141	7.5%
2026+	7	242,801	13.0%

	296	1,850,288	100.0%

SECOND QUARTER 2016 - SUPPLEMENTAL FINANCIAL DATA | 14

Multifamily Same Store Financial Data

The following chart presents same store operating results for the Company’s multifamily communities that have been owned for at least 15 full months, enabling comparisons of the current reporting period to the prior year comparative period. The Company excludes the same store operating results of properties for which construction of adjacent phases have commenced (the Company holds a real estate loan partially supporting a third phase of the Summit Crossing multifamily community, which is excluded as well). For the periods presented, same store operating results consist of the operating results of our Stone Rise, Lake Cameron, Ashford Park, McNeil Ranch, Enclave at Vista Ridge, Stoneridge Farms at Hunt Club, Vineyards, Avenues at Cypress, and Avenues at Northpointe multifamily communities. Same store net operating income is a non-GAAP measure that is most directly comparable to net income, with a reconciliation following below.

Same Store Net Operating Income
Stone Rise, Ashford Park, McNeil Ranch, Lake Cameron, Enclave at Vista Ridge, Stoneridge Farms at Hunt Club, Vineyards, Avenues at Cypress, and Avenues at Northpointe Multifamily Communities

	Three months ended:
	6/30/2016	6/30/15	$ inc / dec	% inc
Revenues:
Rental revenues	$9,053,428	$8,691,224	$362,204	4.2%
Other property revenues	1,142,056	1,046,075	95,981	9.2%
Total revenues	10,195,484	9,737,299	458,185	4.7%

Operating expenses:
Property operating and maintenance	1,565,458	1,566,861	(1,403)	(0.1)%
Payroll	895,391	916,968	(21,577)	(2.4)%
Property management fees	400,921	387,263	13,658	3.5%
Real estate taxes	1,782,032	1,530,017	252,015	16.5%
Other	390,932	359,156	31,776	8.8%
Total operating expenses	5,034,734	4,760,265	274,469	5.8%

Same store net operating income	$5,160,750	$4,977,034	$183,716	3.7%

Reconciliation of Same Store Net Operating Income (NOI) to Net Income

	Three months ended:
	6/30/2016	6/30/2015

Same store net operating income	$5,160,750	$4,977,034

Add:
Non-same-store property revenues	25,079,615	7,140,983
Less:
Non-same-store property operating expenses	10,085,168	2,682,221

Property net operating income	20,155,197	9,435,796
Add:
Interest revenue on notes receivable	6,847,724	5,582,871
Interest revenue on related party notes receivable	3,731,122	1,627,674
Less:
Equity stock compensation	618,867	577,543
Depreciation and amortization	17,969,975	7,927,849
Interest expense	9,559,501	4,688,468
Acquisition costs	2,490,566	669,342
Acquisition costs to related party	274,176	1,098,471
Management fees	2,958,991	1,570,956
Other corporate expenses	1,367,678	502,035
Gain on sale of real estate	4,271,506	—

Contingent asset management and general and administrative expense fees	(451,684)	(809,159)

Net income	$217,479	$420,836

SECOND QUARTER 2016 - SUPPLEMENTAL FINANCIAL DATA | 15

Definitions of Non-GAAP Measures

Funds From Operations Attributable to Common Stockholders and Unitholders (FFO)

Analysts, managers and investors have, since the first real estate investment trusts were created, made certain adjustments to reported net income amounts under U.S. GAAP in order to better assess these vehicles’ liquidity and cash flows. FFO is one of the most commonly utilized Non-GAAP measures currently in practice. In its 2002 White Paper on Funds From Operations, which was most recently revised in 2012, the National Association of Real Estate Investment Trusts, or NAREIT, standardized the definition of how Net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability. The NAREIT definition of FFO (and the one reported by the Company) is:

Net income/loss:
• excluding impairment charges on and gains/losses from sales of depreciable property;
• plus depreciation and amortization of real estate assets and deferred leasing costs; and
• after adjustments for the Company's proportionate share of unconsolidated partnerships and joint ventures.

Not all companies necessarily utilize the standardized NAREIT definition of FFO, so caution should be taken in comparing the Company’s reported FFO results to those of other companies. The Company’s FFO results are comparable to the FFO results of other companies that follow the NAREIT definition of FFO and report these figures on that basis. The Company believes FFO is useful to investors as a supplemental gauge of our operating and cash-generating results. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Normalized Funds From Operations Attributable to Common Stockholders and Unitholders (NFFO)

Normalized FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the Company’s ongoing operating performance. For example, since the Company is acquiring properties on a regular basis, it incurred substantial costs related to such acquisitions, which are required under GAAP to be recognized as expenses when they are incurred. The Company adds back any such acquisition and pursuit costs, including costs incurred in connection with obtaining short term debt financing for acquisitions and beginning January 1, 2016, amortization of loan coordination fees, to FFO in its calculation of NFFO since such costs are not representative of our fund generating results on an ongoing basis. The Company also adds back costs incurred related to the extension of our management agreement with our Manager, realized losses on debt extinguishment and any non-cash dividends in this calculation. NFFO figures reported by us may not be comparable to those NFFO figures reported by other companies.

We utilize NFFO as a measure of the operating performance of our portfolio of real estate assets. We believe NFFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies that are not as involved in ongoing acquisition activities. NFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders (AFFO)

AFFO makes further adjustments to NFFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. The Company calculates AFFO as:

NFFO, plus:
• non-cash equity compensation to directors and executives;

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• amortization of loan closing costs, excluding costs incurred in connection with obtaining short term financing related to acquisitions;
• depreciation and amortization of non-real estate assets;
• net loan fees received; and
• deferred interest income received;

less:
• non-cash loan interest income;
• cash paid for pursuit costs on abandoned acquisitions;
• cash paid for loan closing costs;
• amortization of acquired real estate intangible liabilities; and
• normally-recurring capital expenditures and capitalized retail direct leasing costs.

AFFO figures reported by us may not be comparable to those AFFO figures reported by other companies. We utilize AFFO as another measure of the operating performance of our portfolio of real estate assets. We believe AFFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies. AFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Same Store Net Operating Income (NOI)

The Company uses same store net operating income as an operational metric for properties the Company has owned for at least 15 full months, enabling comparisons of those properties’ operating results between the current reporting period and the prior year comparative period. The Company defines net operating income as rental and other property revenues, less total property and maintenance expenses, property management fees, real estate taxes, general and administrative expenses, and property insurance. The Company believes that net operating income is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs, acquisition costs, and other corporate expenses. Net operating income is a widely utilized measure of comparative operating performance in the REIT industry, but is not a substitute for its closest GAAP-compliant measure, net income/loss.

Additional Information

The SEC has declared effective the registration statement (including prospectus) filed by the Company for each of the offerings to which this communication may relate. Before you invest, you should read the final prospectus, and any prospectus supplements, forming a part of the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering to which this communication may relate. In particular, you should carefully read the risk factors described in the final prospectus and in any related prospectus supplement and in the documents incorporated by reference in the final prospectus and any related prospectus supplement to which this communication may relate. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively the Company or its dealer manager, International Assets Advisory, LLC (with respect to the offering of up to a maximum of 900,000 Units, with each Unit consisting of one share of Series A Redeemable Preferred Stock and one Warrant to purchase up to 20 shares of our Common Stock, or the Follow-On Offering), or its sales agents, JonesTrading Institutional Services LLC, FBR Capital Markets & Co., and Canaccord Genuity Inc. (with respect to the issuance and offering of up to $150 million of its Common Stock from time to time in an “at the market” offering, or the ATM Offering), will arrange to send you the prospectus if you request it by calling Leonard A. Silverstein at (770) 818-4100, or writing to 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327.

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The final prospectus for the Follow-On Offering, dated October 11, 2013, can be accessed through the following link: http://www.sec.gov/Archives/edgar/data/1481832/000148183213000128/a424b3prospectus900m.htm

The prospectus and base prospectus for the ATM Offering, dated July 18, 2016 and May 17, 2016, respectively, can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1481832/000148183216000152/atmprospectus.htm

For further information:
Leonard A. Silverstein, President and Chief Operating Officer
Preferred Apartment Communities, Inc.
lsilverstein@pacapts.com
+1-770-818-4147

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